RIVERSOURCE SECTOR SERIES, INC. - FORM N-SAR EXHIBITS

EXHIBIT 77C, MATTERS SUBMITTED TO A VOTE OF SECURITIES HOLDERS:

RESULTS OF MEETING OF SHAREHOLDERS

Columbia Dividend Opportunity Fund

SPECIAL MEETING OF SHAREHOLDERS HELD ON FEB. 15, 2011
(UNAUDITED)

A brief description of the proposal(s) voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the proposals are set forth below. A vote is based on total dollar interest in the Fund.

1. To elect directors to the Board.*

----------------------------------------------------------------------------------------------------------
                                  DOLLARS VOTED       DOLLARS VOTED                            BROKER NON-
                                     "FOR"              "WITHHOLD"         ABSTENTIONS            VOTES
----------------------------------------------------------------------------------------------------------
01. Kathleen Blatz             1,686,728,158.313      30,553,721.402           0.00                0.00
----------------------------------------------------------------------------------------------------------
02. Edward J. Boudreau, Jr.    1,686,468,094.235      30,813,785.480           0.00                0.00
----------------------------------------------------------------------------------------------------------
03. Pamela G. Carlton          1,686,605,501.262      30,676,378.453           0.00                0.00
----------------------------------------------------------------------------------------------------------
04. William P. Carmichael      1,686,006,636.308      31,275,243.407           0.00                0.00
----------------------------------------------------------------------------------------------------------
05. Patricia M. Flynn          1,687,084,680.268      30,197,199.447           0.00                0.00
----------------------------------------------------------------------------------------------------------
06. William A. Hawkins         1,686,366,110.207      30,915,769.507           0.00                0.00
----------------------------------------------------------------------------------------------------------
07. R. Glenn Hilliard          1,686,245,801.014      31,036,078.700           0.00                0.00
----------------------------------------------------------------------------------------------------------
08. Stephen R. Lewis, Jr.      1,686,054,552.008      31,227,327.706           0.00                0.00
----------------------------------------------------------------------------------------------------------
09. John F. Maher              1,687,794,205.042      30,699,255.528           0.00                0.00
----------------------------------------------------------------------------------------------------------
10. John J. Nagorniak          1,686,179,104.727      31,102,774.988           0.00                0.00
----------------------------------------------------------------------------------------------------------
11. Catherine James Paglia     1,687,454,538.564      29,827,341.150           0.00                0.00
----------------------------------------------------------------------------------------------------------
12. Leroy C. Richie            1,685,772,236.913      31,509,642.802           0.00                0.00
----------------------------------------------------------------------------------------------------------
13. Anthony M. Santomero       1,686,430,424.478      30,851,455.237           0.00                0.00
----------------------------------------------------------------------------------------------------------
14. Minor M. Shaw              1,685,977,924.517      31,303,955.197           0.00                0.00
----------------------------------------------------------------------------------------------------------
15. Alison Taunton-Rigby       1,686,120,345.816      31,161,533.899           0.00                0.00
----------------------------------------------------------------------------------------------------------
16. William F. Truscott        1,686,571,226.885      30,710,652.830           0.00                0.00
----------------------------------------------------------------------------------------------------------

2. To approve a proposed amendment to the Articles of Incorporation.*

--------------------------------------------------------------------------------------------------------------
DOLLARS VOTED "FOR"          DOLLARS VOTED "AGAINST"              ABSTENTIONS                 BROKER NON-VOTES
--------------------------------------------------------------------------------------------------------------
 1,661,909,445.289               24,297,841.039                 31,074,508.357                     85.030
--------------------------------------------------------------------------------------------------------------

3. To approve a proposed Agreement and Plan of Redomiciling.

--------------------------------------------------------------------------------------------------------------
DOLLARS VOTED "FOR"          DOLLARS VOTED "AGAINST"              ABSTENTIONS                 BROKER NON-VOTES
--------------------------------------------------------------------------------------------------------------
 1,129,497,498.743               26,443,251.263                 33,704,373.980                326,134,678.830
--------------------------------------------------------------------------------------------------------------

4. To approve a proposed Investment Management Services Agreement with Columbia Management Investment Advisers, LLC.

--------------------------------------------------------------------------------------------------------------
DOLLARS VOTED "FOR"          DOLLARS VOTED "AGAINST"              ABSTENTIONS                 BROKER NON-VOTES
--------------------------------------------------------------------------------------------------------------
 1,129,241,277.933               27,368,280.219                 33,035,558.085                326,134,686.580
--------------------------------------------------------------------------------------------------------------

* All dollars of RiverSource Sector Series, Inc. are voted together as a single class for election of directors and amendments to the Articles of Incorporation.

RiverSource Real Estate Fund

SPECIAL MEETING OF SHAREHOLDERS HELD ON FEB. 15, 2011
(UNAUDITED)

A brief description of the proposal(s) voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the proposal(s) is(are) set forth below. A vote is based on total dollar interest in the Fund.

1. To approve an Agreement and Plan of Reorganization between RiverSource Real Estate Fund and Columbia Real Estate Equity Fund.


----------------------------------------------------------------------------------------------------------
DOLLARS VOTED "FOR"          DOLLARS VOTED "AGAINST"            ABSTENTIONS               BROKER NON-VOTES
----------------------------------------------------------------------------------------------------------
  189,270,267.356                    633,809.044                683,495.233                12,126,086.120
----------------------------------------------------------------------------------------------------------

2. To elect directors to the Board.*

---------------------------------------------------------------------------------------------------------------
                                       DOLLARS VOTED       DOLLARS VOTED                            BROKER NON-
                                          "FOR"              "WITHHOLD"         ABSTENTIONS            VOTES
---------------------------------------------------------------------------------------------------------------
01. Kathleen Blatz                  1,686,728,158.313      30,553,721.402           0.00                0.00
---------------------------------------------------------------------------------------------------------------
02. Edward J. Boudreau, Jr.         1,686,468,094.235      30,813,785.480           0.00                0.00
---------------------------------------------------------------------------------------------------------------
03. Pamela G. Carlton               1,686,605,501.262      30,676,378.453           0.00                0.00
---------------------------------------------------------------------------------------------------------------
04. William P. Carmichael           1,686,006,636.308      31,275,243.407           0.00                0.00
---------------------------------------------------------------------------------------------------------------
05. Patricia M. Flynn               1,687,084,680.268      30,197,199.447           0.00                0.00
---------------------------------------------------------------------------------------------------------------
06. William A. Hawkins              1,686,366,110.207      30,915,769.507           0.00                0.00
---------------------------------------------------------------------------------------------------------------
07. R. Glenn Hilliard               1,686,245,801.014      31,036,078.700           0.00                0.00
---------------------------------------------------------------------------------------------------------------
08. Stephen R. Lewis, Jr.           1,686,054,552.008      31,227,327.706           0.00                0.00
---------------------------------------------------------------------------------------------------------------
09. John F. Maher                   1,687,794,205.042      30,699,255.528           0.00                0.00
---------------------------------------------------------------------------------------------------------------
10. John J. Nagorniak               1,686,179,104.727      31,102,774.988           0.00                0.00
---------------------------------------------------------------------------------------------------------------
11. Catherine James Paglia          1,687,454,538.564      29,827,341.150           0.00                0.00
---------------------------------------------------------------------------------------------------------------
12. Leroy C. Richie                 1,685,772,236.913      31,509,642.802           0.00                0.00
---------------------------------------------------------------------------------------------------------------
13. Anthony M. Santomero            1,686,430,424.478      30,851,455.237           0.00                0.00
---------------------------------------------------------------------------------------------------------------
14. Minor M. Shaw                   1,685,977,924.517      31,303,955.197           0.00                0.00
---------------------------------------------------------------------------------------------------------------
15. Alison Taunton-Rigby            1,686,120,345.816      31,161,533.899           0.00                0.00
---------------------------------------------------------------------------------------------------------------
16. William F. Truscott             1,686,571,226.885      30,710,652.830           0.00                0.00
---------------------------------------------------------------------------------------------------------------

3. To approve the proposed amendment to the Articles of Incorporation of RiverSource Sector Series, Inc. to increase the maximum number of board members.*

----------------------------------------------------------------------------------------------------------
DOLLARS VOTED "FOR"          DOLLARS VOTED "AGAINST"              ABSTENTIONS             BROKER NON-VOTES
----------------------------------------------------------------------------------------------------------
 1,661,909,445.289               24,297,841.039                 31,074,508.357                 85.030
----------------------------------------------------------------------------------------------------------

* All dollars of RiverSource Sector Series, Inc. are voted together as a single class for election of directors and amendments to the Articles of Incorporation.